UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 31, 2023

TREASURE GLOBAL INC
(Exact name of registrant as specified in its charter)

Delaware	001-41476	36-4965082
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

276 5th Avenue, Suite 704 #739 New York, New York	10001
(Address of registrant’s principal executive office)	(Zip code)

+6012 643 7688
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Principal Financial Officer and Principal Accounting Officer

On May 31, 2023, Treasure Global Inc (the “Company”) received a resignation notice from its Chief Financial Officer, Jaylvin Chan Yee Fei who served as the Company’s principal financial officer and principal accounting officer. Such resignation will be effective on July 31, 2023.  Mr. Chan Yee Fei’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c)
Appointment of Principal Financial Officer and Principal Accounting Officer

On June 5, 2023, the Company’s Board of Directors appointed Chan Meng Chun, age 51, as the Company’s Chief Financial Officer, effective July 31, 2023, who will serve as the Company’s principal financial officer and principal accounting officer.  The Company is currently preparing the employment contract under which Mr. Chan Meng Chun will perform his duties as Chief Financial Officer.  Mr. Chan Meng Chun currently serves as the Company’s Financial Controller.

Mr. Chan Meng Chun has served as the Company’s Financial Controller since January 2023 where he has been handling merging and acquisition, fund raising, finance and accounts matters. From May 2022 to September 2022, he was the Chief Financial Officer for Ikhasas Group of companies handling overall corporate finance including potential IPO, fund raising, banking, tax and accounts. From January 2022 to May 2022, he was the Head of Group Treasury for Sime Darby Plantation Bhd, a public listed company in palm oil upstream and downstream. At Sime Darby Mr. Chan Meng Chun managed group cashflow, including banking facilities, worked on group inter-company reconciliations, financial reports and budget and cashflow plans. From July 2020 to February 2021, Mr. Chan, Meng Chun served as Group Deputy CEO/Group Chief Financial Officer for Smart Glove Holding Sdn Bhd, a Malaysia company that manufactures and export gloves globally.  At Smart Glove, Mr. Chan Meng Chun helped the company reorganize and prepare for a potential initial public offering, was involved with financial planning, analysis and treasury among other things. From November 2015 to June 2020 Mr. Chan Meng Chun served as Chief Financial Officer for TS Global Network Sdn Bhd, a member company of PT Telkom Indonesia.  At TS Global, Mr. Chan Meng Chun completed restructuring and turnaround of cashflow, lead successful adoption of MFRS standards. Prior to this from April 2013 to November 2015, he was a Chief Financial Officer for a public listed company, Pasukhas Group Bhd. He was with Carimin Group of Companies from May 2000 to Aug 2012 before leaving as Group Financial Controller.

Mr. Chan Meng Chun received his Advance Diploma in Accounting from Institute of Financial Accountants (United Kingdom) in 2007 and a Master’s Degree in Finance and Accounting from University of Wales in 2014. Mr Chan Meng Chun is a fellow member of the Institute of Public Accountants (Australia) and fellow member of the Institute of Financial Accountants (United Kingdom).

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.  Any employment contract entered into by the Company and Michael Chan Meng Chun regarding his position with the Company as Chief Financial Officer will be filed by the Company with an amendment to this Current Report on Form 8-K within four business days after its execution by both parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2023	TREASURE GLOBAL INC.

	By:	/s/ Chong Chan “Sam” Teo
	Name:	Chong Chan “Sam” Teo
	Title:	Chief Executive Officer